Exhibit 10.20

GUARANTEE

This Agreement is made as of June 30 2015.

TO:	Name: Address:	Faunus Group International, Inc. 80 Broad Street, 22nd Floor New York, NY 10004
	Attention: Facsimile:	Chris Fulman (212) 248-3404

RECITALS:

A. Mad Catz Europe Limited (the “Seller”) and Faunus Group International, Inc. (“FGI”), are parties to a master facilities agreement dated as of July 2, 2015 (as amended, supplemented, restated or replaced from time to time, the “Master Facilities Agreement”).

B. It is in the interests of 1328158 Ontario Inc. and Mad Catz Interactive, Inc. (the “Guarantors”) that FGI meet its obligations under the Master Facilities Agreement, and each Guarantor is therefore prepared to issue this Agreement in favour of FGI in order to induce FGI to do so.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by each Guarantor, each Guarantor severally (and not jointly or jointly and severally) agrees with and in favour of FGI as follows:

1. Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Master Facilities Agreement, and the following terms have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, such Person.

“Agreement” means this agreement, including the exhibits and recitals to this agreement, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Event of Default” means any “Event of Default” as defined in the Master Facilities Agreement.

“FGI” has the meaning set out in the recitals hereto.

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“Governmental Authority” means the government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

“Guarantor Liabilities” means, in respect of any Guarantor, all present and future indebtedness, liabilities and obligations of such Guarantor to FGI under this Agreement.

“Guarantors” has the meaning set out in the recitals hereto, and “Guarantor” means any one of them.

“Insolvency Proceeding” means any proceeding seeking to adjudicate a Person an insolvent, seeking a receiving order against such Person under the Bankruptcy and Insolvency Act (Canada), or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief or composition of such Person or its debts or a stay of proceedings of such Person’s creditors generally (or any class of creditors) or any other relief, under any federal, provincial, territorial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any similar legislation in any jurisdiction) or at common law or in equity.

“Intercompany Debt” means, in respect of any Guarantor, all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Seller Parties to such Guarantor and all guarantees and security therefor.

“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or

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reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Master Facilities Agreement” has the meaning set out in the recitals hereto.

“Original Currency” has the meaning set out in Section 18.

“Other Currency” has the meaning set out in Section 18.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity.

“Security” means any present or future Lien, or any present or future guarantee or other financial assistance, granted by any Person with respect to any or all of the Seller Liabilities or Guarantor Liabilities.

“Seller” has the meaning set out in the recitals hereto.

“Seller Liabilities” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Seller to FGI in connection with or with respect to the Transaction Documents, including without limitation any obligations under the Master Facilities Agreement.

“Surety” means any present or future guarantor or surety of any or all of the Seller Liabilities, other than the Guarantors.

“Transaction Documents” means the Master Facilities Agreement, and any other Finance Documents as defined in the Master Facilities Agreement.

2.Guarantee.  Each Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to FGI, of all Seller Liabilities when due in accordance with their terms. All amounts payable by any Guarantor under this Agreement shall be paid to FGI at the address of FGI shown above or as otherwise directed in writing by FGI. All Guarantor Liabilities shall be payable or performable forthwith upon demand by FGI, and any which are not so paid shall bear interest from the date of such demand at the rate or rates applicable to the corresponding Seller Liabilities.

3.Guarantor Liabilities.  The Guarantor Liabilities of each Guarantor are continuing, absolute, unconditional and irrevocable. The Guarantor Liabilities of each Guarantor shall remain effective despite, and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, anything done, omitted to be done, suffered or

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permitted by FGI, the Seller, any other Guarantor or any other Person, or by any other matter, act, omission, circumstance, development or other thing of any nature, kind or description, other than the due payment and performance in full of all of the Seller Liabilities and all of the Guarantor Liabilities of such Guarantor.

4. Guarantee Absolute  Without limiting the generality of Section 3, the Guarantor Liabilities of each Guarantor shall remain fully effective and enforceable against such Guarantor and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, and the rights and remedies of FGI under this Agreement shall not in any way be diminished or prejudiced by, and each Guarantor hereby consents or waives, as applicable, to the fullest extent permitted by applicable Law:

(a)

any lack of genuineness, legality, validity or enforceability of any of the Seller Liabilities or of any agreement or arrangement between the Seller, any other Guarantor, or any other Person, and FGI, or any failure by the Seller, or any other Person, to carry out any of its obligations under any such agreement or arrangement;

(b)

any change in the existence, name, objects, business, powers, organization, share capital, Organizational Documents, ownership, control, directors or management of the Seller, such Guarantor or any Surety, the reorganization of the Seller, such Guarantor or any Surety, any amalgamation or merger by the Seller, such Guarantor or any Surety with any other Person or Persons, or any continuation of the Seller, such Guarantor, or any Surety under the laws of any jurisdiction;

(c)

any lack or limitation of power, incapacity or disability of the Seller, such Guarantor or any Surety or of the directors, officers, managers, employees or agents of the Seller, such Guarantor or any Surety or any other irregularity, defect or informality, or any fraud, by the Seller, such Guarantor or any Surety or any of their respective directors, officers, managers, employees or agents, with respect to any or all of the Seller Liabilities, any or all of its Guarantor Liabilities or any or all of the liabilities and obligations of any Surety;

(d)

any non-compliance with or contravention by such Guarantor of any provision of any corporate statute applicable to such Guarantor relative to guarantees or other financial assistance given by such Guarantor;

(e)	any impossibility, impracticability, frustration of purpose, force majeure or act of Governmental Authority with respect to the performance of any of the Seller Liabilities or Guarantor Liabilities;

(f)	any Insolvency Proceeding affecting, or the financial condition of, the Seller, such Guarantor, any Surety, FGI or any other Person at any time;

(g)

any law, regulation, limitation or prescription period or other circumstance that might otherwise be a defence available to, or a discharge of, the Seller, such Guarantor or any Surety in respect of any or all of the Seller Liabilities, any or all

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of its Guarantor Liabilities or any or all of the liabilities and obligations of any Surety;

(h)	any loss of, or in respect of, any Security by or on behalf of FGI from the Seller, such Guarantor, any Surety or any other Person, whether occasioned through the fault of FGI or otherwise;

(i)	any loss or impairment of any right of such Guarantor for subrogation, reimbursement or contribution, whether or not as a result of any action taken or omitted to be taken by FGI; or

(j)

any other matter, act, omission, circumstance, development or thing of any and every nature, kind and description whatsoever, whether similar or dissimilar to the foregoing (other than the due payment and performance in full of the Seller Liabilities and its Guarantor Liabilities) that might in any manner (but for the operation of this Section) operate (whether by statute, at law, in equity or otherwise) to release, discharge, diminish, limit, restrict or in any way affect the liability of, or otherwise provide a defence to, a guarantor, a surety, or a principal debtor, even if known by FGI.

5. Dealing with Seller Liabilities.  Without limiting the generality of Section 3, the Guarantor Liabilities of each Guarantor shall remain fully effective and enforceable against the such Guarantor and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, and the rights and remedies of FGI under this Agreement shall not in any way be diminished or prejudiced by, and each Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable Law:

(a)

any amendment, alteration, novation or variation in any manner and to any extent (and irrespective of the effect of the same on any Guarantor) of any of the Seller Liabilities, any of the liabilities and obligations of any Surety, any Security or FGI’s arrangements or agreements with the Seller, any Guarantor, any Surety or any other Person;

(b)

any limitation, compromise, subordination, postponement or abandonment of any of the Seller Liabilities, any of the Guarantor Liabilities of any Guarantor, any of the liabilities and obligations of any Surety, any Security or FGI’s arrangements or agreements with the Seller, any Guarantor, any Surety or any other Person;

(c)	any grant of time, renewal, extension, indulgence, release, discharge or other course of conduct by FGI to the Seller, any Guarantor, any Surety or any other Person;

(d)

the creation of any new or additional Seller Liabilities, the increase or reduction of the rate of interest on any or all of the Seller Liabilities or any other rates or fees payable under or in respect of any or all of the Seller Liabilities;

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(e)

any alteration, settlement, compromise, acceleration, extension or change in the time or manner for payment or performance by the Seller made or permitted by FGI of, or by any Guarantor or any other Person or Persons liable to FGI with respect to, any or all of the Seller Liabilities;

(f)	FGI taking or abstaining from taking Security from the Seller, any Guarantor, any Surety or any other Person or abstaining from completing, perfecting or maintaining the perfection of any Security;

(g)	FGI releasing, substituting or adding one or more Sureties or endorsers, accepting additional or substituted Security, or releasing, subordinating or postponing any Security;

(h)	FGI accepting compromises from the Seller, any Guarantor, any Surety or any other Person;

(i)	the creation or addition of any new Transaction Documents;

(j)

FGI doing, or omitting to do, anything to enforce the payment or performance of any or all of the Seller Liabilities, any or all of the Guarantor Liabilities of any Guarantor, any or all of the liabilities and obligations of any Surety or any Security;

(k)	FGI giving or refusing to give or continuing to give any credit or any financial accommodation to the Seller or to any other Person;

(l)

FGI proving any claim in any Insolvency Proceeding affecting the Seller, any Guarantor, any Surety or any other Person as it sees fit or refraining from proving any claim or permitting or suffering the impairment of any of the Seller Liabilities in any such Insolvency Proceeding; making any election in any such Insolvency Proceeding; permitting or suffering the creation of secured or unsecured credit or debt in any such Insolvency Proceeding; or permitting or suffering the disallowance, avoidance, or subordination of any of the Seller Liabilities or the obligations of any other debtor with respect to the Seller Liabilities in any such Insolvency Proceeding;

(m)

FGI applying any money received from the Seller, any Guarantor, any Surety, any other Person or any Security upon such part of the Seller Liabilities as FGI may see fit or changing any such application in whole or in part from time to time as FGI may see fit; or

(n)

FGI otherwise dealing with the Seller, any Guarantor, any Surety, any other Person, the Seller Liabilities, the Guarantor Liabilities of any Guarantor, the liabilities and obligations of any Sureties, and all Security as FGI may see fit.

6. Settlement of Accounts.  Any account settled or stated between FGI and the Seller shall be accepted by each Guarantor as prima facie evidence that the amount thereby appearing due by the Seller to FGI is so due.

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7. Indemnity.  If any or all of the Seller Liabilities are not duly paid or performed by the Seller and are not paid or performed by the Guarantors under Section 0 for any reason whatsoever, each Guarantor shall, as a separate and distinct obligation, indemnify and save FGI harmless from and against all losses, costs, damages, expenses, claims and liabilities that FGI may suffer or incur in connection with or in respect of any failure by the Seller for any reason to pay or perform any of the Seller Liabilities, and shall pay all such amounts to FGI after demand as herein provided.

8. Guarantors Liable as Principal Seller.  If, and to the extent that, any amount in respect of the Seller Liabilities is not recoverable from any Guarantor under this Agreement on the basis of a guarantee or FGI is not indemnified under Section 7, in each case, for any reason whatsoever, then, notwithstanding any other provision of this Agreement, such Guarantor shall be liable under this Agreement as principal obligors in respect of the due payment of such amount and shall pay such amount to FGI after demand as herein provided.

9. Continuing Guarantee.  This Agreement is a continuing guarantee and is binding as a continuing obligation of each Guarantor and the Seller Liabilities shall be conclusively presumed to have been created in reliance on this Agreement. A Guarantor may not in any manner terminate this Agreement or the Guarantor Liabilities of such Guarantor other than by the due and punctual payment in full of the Guarantor Liabilities of such Guarantor.

10. Stay of Acceleration.  If acceleration of the time for payment, or the liability of the Seller to make payment, of any amount specified to be payable by the Seller in respect of the Seller Liabilities is stayed, prohibited or otherwise affected upon any Insolvency Proceeding or other event affecting the Seller or payment of any of the Seller Liabilities by the Seller, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes of this Agreement to be and to have become due and payable by the Seller and shall be payable by each Guarantor under this Agreement immediately forthwith on demand by FGI.

11. Seller Information.  Each Guarantor acknowledges and agrees that such Guarantor has not executed this Agreement as a result of, by reason of, or in reliance upon, any promise, representation, statement or information of any kind or nature whatsoever given, or offered to such Guarantor, by or on behalf of FGI or any other Person whether in answer to any enquiry by or on behalf of such Guarantor or not and FGI was not prior to the execution by such Guarantor of this Agreement, and are not thereafter, under any duty to disclose to such Guarantor or any other Person any information, matter or thing (material or otherwise) relating to the Seller, its affairs or its transactions with FGI, including any information, matter or thing which puts or may put the Seller in a position which such Guarantor would not naturally expect or any unexpected facts or unusual features which, whether known or unknown to such Guarantor, are present in any transaction between the Seller and FGI, and FGI was not and is not under any duty to do or execute any matter, thing or document relating to the Seller, its affairs or its transactions with FGI. Each Guarantor acknowledges and confirms that they have established their own adequate means of obtaining from the Seller on a continuing basis all information desired by such Guarantor concerning the financial condition of the Seller and that such Guarantor will look to the Seller, and not to FGI, in order for such Guarantor to keep adequately informed of changes in the Seller’s financial condition.

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12. Reinstatement.  If, at any time, all or any part of any payment previously applied by FGI to any of the Seller Liabilities is or must be rescinded or returned by FGI for any reason whatsoever (including any Insolvency Proceeding affecting the Seller or any other Person), such Seller Liabilities shall, for the purpose of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by FGI, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Seller Liabilities, all as though such application by FGI had not been made.

13. Subrogation.  Notwithstanding any payment made by any Guarantor under this Agreement or any setoff or application of funds of any Guarantor by FGI, no Guarantor shall have any right of subrogation to, and each Guarantor waives, any right to enforce any remedy which FGI now have or may hereafter have against the Seller, until all of the Seller Liabilities have been indefeasibly paid in full; and until that time, each Guarantor waives any benefit of, and any right to participate in, any Security now or hereafter held by FGI for the Seller Liabilities.

14. Assignment and Postponement.  Each Guarantor hereby (a) grants to FGI a security interest in all Intercompany Debt as general and continuing collateral security for the Guarantor Liabilities, and (b) postpones all Intercompany Debt to the payment in full of the Seller Liabilities. All moneys received by any Guarantor in respect of Intercompany Debt shall be received by such Guarantor in trust for FGI and, immediately following such receipt, shall be paid over to FGI.

15. Insolvency Proceedings.  In any Insolvency Proceeding affecting the Seller, FGI shall have the right, in priority to each Guarantor, to receive their full claim in respect of such Insolvency Proceeding for all of the Seller Liabilities. FGI shall have the right to include in their claim in any Insolvency Proceeding affecting the Seller all or any part of the payments made by each Guarantor under this Agreement and, to prove and rank for, and receive dividends in respect of, all such claims, all of which rights and privileges as they relate and apply to each Guarantor are hereby assigned by such Guarantor to FGI. The provisions of this Section shall be sufficient authority for any Person making payment of any such dividends to pay the same directly to FGI for the benefit of FGI. FGI shall be entitled to receive for its benefit all dividends or other payments in respect of all of the above referenced claims until all of the Seller Liabilities are paid and satisfied in full and such Guarantor shall continue to be liable under this Agreement for any unpaid balance of the Seller Liabilities. If any amount is paid to such Guarantor under any Insolvency Proceeding affecting the Seller when any of the Seller Liabilities remain outstanding, such amount shall be received and held in trust by such Guarantor for the benefit of FGI and shall be immediately paid to FGI to be credited and applied against the Guarantor Liabilities. In any Insolvency Proceeding affecting the Seller FGI may in its discretion value as it sees fit, or may refrain from valuing, any Security held by it.

16. Marshalling.  Each Guarantor waives to the fullest extent permitted by applicable Law, any right or claim of right to cause a marshalling of the Seller’s, a Surety’s or any other Person’s assets, or to cause FGI to proceed against the Seller, a Surety or any other Person, or any Security, in any particular order. FGI shall not have any obligation to marshall any assets in favour of the Seller, a Surety or any other Person or against or in payment of any of the Seller

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Liabilities or any of the obligations of any Guarantor, the Seller, a Surety or any other Person owed to FGI.

17. Enforcing Rights Against Guarantors.  This is a guarantee of payment and performance and not of collection. FGI shall not be required to take any action or to exhaust its recourse against the Seller, any Guarantor, any Surety or any other Person, or to enforce or value any Security, before being entitled to payment from, and to enforce its rights and remedies against, any Guarantor under this Agreement. Each Guarantor hereby renounces to the benefits of division and discussion.

18. Foreign Currency Guarantor Liabilities.  Each Guarantor shall make payment relative to any Seller Liabilities in the currency (the “Original Currency”) in which the Seller is required to pay such Seller Liabilities. If any Guarantor makes payments relative to any Seller Liabilities in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the Guarantor Liabilities of such Guarantor only to the extent of the amount of the Original Currency which FGI is able to purchase at Toronto, Ontario with the amount it receives on the date of receipt. If the amount of the Original Currency which FGI is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Seller Liabilities, such Guarantor shall indemnify and save FGI harmless from and against any loss or damage arising as a result of such deficiency. This indemnity constitutes an obligation separate and independent from the other obligations contained in this Agreement, gives rise to a separate and independent cause of action, applies irrespective of any indulgence granted by FGI and continues in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

19. Taxes and Set-Off.  All payments to be made by any Guarantor hereunder shall be made without set-off, compensation, deduction or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable Law requires any Guarantor to make any such deduction or withholding from any such payment, the sum due from any Guarantor with respect to such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, FGI receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

20. Interest.  All amounts demanded under this guarantee shall bear interest at a rate per annum equal to the applicable interest rate as set forth in the Master Facilities Agreement from time of demand until paid, both before and after default and judgment. For the purposes of this guarantee, whenever interest is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

21. Representations and Warranties.  Each Guarantor represents and warrants, upon each of which representations and warranties FGI relies, that each of the representations and

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warranties relative to such Guarantor in each of the other Transaction Documents is true and correct when made or deemed made.

22. Covenants.  Each Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all of the provisions, covenants and agreements contained in each of the Transaction Documents to the extent that such provisions, covenants and agreements apply to such Guarantor or its subsidiaries, and shall cause each of its subsidiaries to, take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in any of the Transaction Documents, and so that no Default or Event of Default under any of the Transaction Documents, is caused by the actions or inactions of such Guarantor or any of its subsidiaries.

23. Communication.  Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by facsimile transmission, e-mail or other similar means of electronic communication, in each case in accordance with the contact particulars set out on the first page of this Agreement in the case of FGI, or in Schedule A, in the case of the any Guarantor. Any communication so given shall be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication shall be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail shall be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Guarantors and FGI may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

24. Expenses; Indemnity; Waiver.

(a)

Each Guarantor shall pay to FGI (i) all reasonable out-of-pocket expenses incurred by FGI, including the reasonable fees, charges and disbursements of counsel for FGI and all applicable taxes, in connection with the preparation and administration of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by FGI, including the reasonable fees, charges and disbursements of counsel for FGI and applicable taxes, in connection with any amendments, modifications or waivers of the provisions hereof, and (iii) all out-of-pocket expenses incurred by FGI, including the fees, charges and disbursements of any counsel for FGI and all applicable taxes, in connection with the assessment, enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guarantor Liabilities of such Guarantor.

(b)

Each Guarantor shall indemnify FGI against, and hold FGI harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses and all

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applicable taxes to which FGI may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the performance by such Guarantor of their obligations hereunder, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement or the Guarantor Liabilities, whether based on contract, tort, delict or any other theory and regardless of whether FGI is a party thereto, (iii) any other aspect of this Agreement, or (iv) the enforcement of FGI’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to FGI, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by FGI.

(c)

No Guarantor shall assert, and each Guarantor hereby waives, any claim against FGI (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement. Each Guarantor irrevocably renounces to any rights it may have to be released from this Agreement under Article 2362 of the Civil Code of Québec and agrees to renew its guarantee hereunder at the request of FGI by executing such documents as FGI may request from time to time.

(d)	All amounts due under this Section shall be payable to FGI for the benefit of FGI not later than three Business Days after written demand therefor.

(e)	The indemnifications set out in this Agreement shall survive the payout of the Seller Liabilities and the Guarantor Liabilities of each Guarantor.

25. Additional Security.  This Agreement is in addition to, and not in substitution of, any and all other Security previously or concurrently delivered by any Guarantor or any other Person to FGI, all of which other Security shall remain in full force and effect.

26. Alteration.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by FGI.

27. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

28. Set-off.  If an Event of Default shall have occurred and be continuing, FGI is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set-off, compensate against or combine and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by FGI or any of its Affiliates and other

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obligations at any time owing by FGI or any of its Affiliates to or for the credit or the account of the Guarantor against or with any or all of the Guarantor Liabilities, irrespective of whether or not FGI shall have made any demand under any Transaction Document and although such obligations may be unmatured. The rights of FGI under this Section are in addition to other rights and remedies (including other rights of set-off or combination) which FGI may have.

29. Governing Law; Attornment.  This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario. Without prejudice to the ability of FGI to enforce this Agreement in any other proper jurisdiction, the Guarantors irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of such Province. To the extent permitted by applicable Law, the Guarantors irrevocably waive any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province. Each Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to each Guarantor at the addresses as provided for pursuant to Section 23. Nothing in this Section affects the right of FGI to serve process in any manner permitted by applicable Law. In any legal proceeding relating to this Agreement, the Guarantors agree not to assert that the Commodity Exchange Act applies to this Agreement or any Swap Obligation.

30. Time.  Time is of the essence with respect to this Agreement and the time for performance of the obligations of each Guarantor under this Agreement may be strictly enforced by FGI. The limitation period applicable to any proceeding relating to a claim under, in connection with, or with respect to this Agreement shall be solely as prescribed in sections 15-17 of the Limitations Act, 2002 (Ontario), and any other limitation period in respect of such claim (including that provided for in section 4 of the Limitations Act, 2002 (Ontario)) is extended accordingly.

31. Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, replaced or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement. Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting,

Guarantee

this Agreement. In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Agreement.

32. Successors and Assigns.  This Agreement shall enure to the benefit of, and be binding on, each Guarantor and their successors and assigns, and shall enure to the benefit of, and be binding on, FGI and its successors and assigns. No Guarantor may assign this Agreement, or any of its rights or obligations under this Agreement. FGI may assign this Agreement and any of their rights and obligations hereunder to any Person that replaces it in its capacity as such. If any Guarantor or FGI is an individual, then the term “Guarantor” or “FGI”, as applicable, shall also include his or her heirs, administrators and executors.

33. Acknowledgment of Receipt.  Each Guarantor acknowledges receipt of an executed copy of this Agreement.

34. Several Liability.  Each Guarantor is severally (and not jointly or jointly and severally) liable for all obligations under this Agreement.

35. Paramountcy.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Master Facilities Agreement then, notwithstanding anything contained in this Agreement, the provisions contained in the Master Facilities Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of this Agreement shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency. If any act or omission of the Guarantors are expressly permitted under Master Facilities Agreement but is expressly prohibited under this Agreement, such act or omission shall be permitted. If any act or omission is expressly prohibited under this Agreement, but the Master Facilities Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under this Agreement but Master Facilities Agreement does not expressly relieve the Guarantors from such performance, such circumstance shall not constitute a conflict or inconsistency between the applicable provisions of this Agreement and the provisions of the Master Facilities Agreement.

36. Electronic Signature.  Delivery of an executed signature page to this Agreement by any Guarantor by facsimile or other electronic form of transmission shall be as effective as delivery by such Guarantor of a manually executed copy of this Agreement by such Guarantor.

[signatures on the following page]

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S-1

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

1328158 ONTARIO INC.

By:	/s/ Darren Richardson

Name:	Darren Richardson

Title:	President & CEO

Signature Page
Guarantee

S-2

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

MAD CATZ INTERACTIVE, INC.

By:	/s/ Darren Richardson

Name:	Darren Richardson

Title:	President & CEO

Signature Page
Guarantee